As filed with the Securities and Exchange Commission on November 6, 2009
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4 REGISTRATION STATEMENT
ON
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Micromet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2243564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6707 Democracy Blvd., Suite 505
Bethesda, Maryland 20817

(Address of Principal Executive Offices)

Micromet, Inc. 2006 Equity Incentive Award Plan

(Full title of the plan)

Barclay A. Phillips
Senior Vice President and Chief Financial Officer
Micromet, Inc.
6707 Democracy Blvd., Suite 505
Bethesda, Maryland 20817
(240) 752-1420

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Matthias Alder, Esq. Senior Vice President, General Counsel and Corporate Secretary Micromet, Inc. 6707 Democracy Blvd., Suite 505 Bethesda, Maryland 20817 (240) 752-1420	Christian E. Plaza, Esq. Darren K. DeStefano, Esq. Cooley Godward Kronish LLP One Freedom Square, Reston Town Center 11951 Freedom Drive Reston, Virginia 20190-5656 (703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, par value $0.00004 per share, issuable upon the exercise of outstanding options granted under the Micromet Holdings, Inc. 2006 Equity Incentive Award Plan, including associated rights to purchase Series A Junior Participating Preferred Stock	1,922,971 shares	(2)	(2)	(2)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.  In addition, pursuant to Rule 416(c) under the Securities Act and General Instruction F to Form S-8, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
All of the shares registered hereby were previously registered on the Registrant’s registration statement on Form S-4, as amended (File No. 333-131817) (the “Form S-4”) and are being transferred to this registration statement on Form S-8 by way of this Post-Effective Amendment No. 1 to the Form S-4. In accordance with Rule 457(p), the aggregate total dollar amount of the Registration Fee is being offset by the dollar amount of registration fees previously paid in respect of such unissued shares previously registered by the Registrant on the Form S-4.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 on Form S-8 filed by Micromet, Inc., formerly known as CancerVax Corporation (the “Registrant”), relates to 1,922,971 shares of the Registrant’s common stock, par value $0.00004 per share (the “Common Shares”).  All of the Common Shares are issuable pursuant to the Micromet, Inc. 2006 Equity Incentive Award Plan (the “2006 Plan”).  The 2006 Plan was assumed by the Registrant, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 5, 2006, as amended on March 16, 2006, by and among the Registrant, Carlsbad Acquisition Corporation (“Merger Sub”), Micromet Holdings, Inc. (“Holdings”) and Micromet AG, upon the completion of the merger of Merger Sub with and into Holdings on May 5, 2006.  Upon completion of the merger, the 366,472 shares of common stock of Holdings reserved for issuance under the 2006 Plan were converted into options to purchase the 1,922,971 Common Shares of the Registrant based on the exchange ratio in the merger, and the Registrant amended its Certificate of Incorporation changing its corporate name to Micromet, Inc.

All of the Common Shares registered hereby were previously registered on the Registrant’s registration statement on Form S-4, as amended (File No. 333-131817) (the “Form S-4”) and are being transferred to this registration statement on Form S-8 by way of this Post-Effective Amendment No. 1 to the Form S-4.  This Registration Statement also includes any additional shares that may hereafter become issuable in accordance with the adjustment provisions of the 2006 Plan.  The Registrant paid the registration fee at the time of filing of the Form S-4.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information, and Item 2.  Registrant Information and Employee Plan Annual Information

Pursuant to the note to Form S-8, a prospectus relating to the 2006 Plan, containing the information specified in Items 1 and 2 of Part I of the Form S-8, is not being filed with the Commission as part of this Registration Statement, but will be sent or given to participants in the 2006 Plan as specified by Rule 428(b)(1) under the Securities Act.

The prospectus for the 2006 Plan and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement.  The documents are incorporated by reference in the Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to the Registrant’s Senior Vice President, General Counsel and Corporate Secretary, Matthias Alder, Esq., at the address and telephone number on the cover of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 16, 2009;

•
the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 from the Registrant’s definitive proxy statement on Schedule 14A  (other than information furnished rather than filed) filed with the Commission on April 30, 2009 and additional definitive materials filed on the same date;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 11, 2009;

•
the Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on January 14, 2009, February 23, 2009, March 12, 2009, July 10, 2009, July 30, 2009, November 3, 2009 and November 5, 2009;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on August 6, 2009;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Commission on November 6, 2009;

•
the description of the Registrant’s common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the Registrant’s registration statement on Form 8-A, filed with the Commission on October 24, 2003, including any amendments or reports filed for the purpose of updating such description; and

•
the description of the Registrant’s Series A Junior Participating Preferred Stock Purchase Rights (the “Rights”) contained in the Registrant’s registration statement on Form 8-A registering the Rights under Section 12 of the Exchange Act, filed with the Commission on November 12, 2004, including any amendments or reports filed for the purpose of updating that description.

The Registrant additionally incorporates by reference herein all documents to be subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, and deems such documents to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the dates of filing such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, or DGCL, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, our amended and restated certificate of incorporation provides that:

•	we shall indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•
we shall advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions, and upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company; and

•	the rights provided in our amended and restated certificate of incorporation are not exclusive.

Moreover, our amended and restated certificate of incorporation and our amended and restated bylaws also provide that we, to the extent authorized by the board of directors, may indemnify and advance expenses to our other employees or agents.

In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The foregoing may reduce the likelihood of derivative litigation against our directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the company and our stockholders.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification by the registrant.

We have the power to indemnify our other employees and other agents, as permitted by the DGCL or any other applicable law, but we are not required to do so.

The common stock purchase agreement and the registration rights agreement entered into on December 1, 2008 between us and Kingsbridge, provides for cross-indemnification in connection with the registration of our common stock on behalf of Kingsbridge and the entering into of the transactions contemplated by the common stock purchase agreement and the registration rights agreement.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit Number		Description of Document

3.1(	1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(	2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.

3.3(	3)	Certificate of Designations for Series A Junior Participating Preferred Stock of the Registrant.

3.4(	4)	Amended and Restated Bylaws of the Registrant.

4.1(	5)	Form of the Registrant’s Common Stock Certificate.

4.2(	3)	Rights Agreement, dated as of November 3, 2004, by and between the Registrant and American Stock Transfer & Trust, LLC, as successor to Mellon Investor Services LLC.

4.4(	6)	First Amendment to Rights Agreement, dated as of March 17, 2006, by and by and between the Registrant and American Stock Transfer & Trust, LLC, as successor to Mellon Investor Services LLC.

5.1(	7)	Opinion of Latham & Watkins LLP.

23.1		Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2		Consent of Ernst & Young GmbH WPG formerly known as Ernst & Young AG WPG and Ernst & Young Deutsche Allgemeine Treuhand AG WPG, independent registered public accounting firm.

23.3		Consent of Latham & Watkins LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page hereto.

99.1(	5)	Micromet, Inc. 2006 Equity Incentive Award Plan.

(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on December 11, 2003, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 10, 2006, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 8, 2004, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 9, 2007, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 16, 2007, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 20, 2006, and incorporated herein by reference.

(7)	Filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4/A (file no. 333-131817), filed with the Commission on March 31, 2006.

Item 9.  Undertakings

1.  The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on November 6, 2009.

MICROMET, INC.

By:	/s/ Barclay A. Phillips
Barclay A. Phillips
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Barclay A. Phillips and Matthias Alder and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David F. Hale	Chairman of the Board of	November 6, 2009
David F. Hale	Directors and Director

/s/ Christian Itin	President, Chief Executive	November 6, 2009
Christian Itin	Officer and Director (Principal Executive Officer)

/s/ Barclay A. Phillips	Vice President, Finance and	November 6, 2009
Barclay A. Phillips	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Jerry C. Benjamin	Director	November 6, 2009
Jerry C. Benjamin

/s/ John E. Berriman	Director	November 6, 2009
John E. Berriman

/s/ Michael G. Carter	Director	November 6, 2009
Michael G. Carter

/s/ Peter Johann	Director	November 6, 2009
Peter Johann

/s/ Joseph P. Slattery	Director	November 6, 2009
Joseph P. Slattery

/s/ Otello Stampacchia	Director	November 6, 2009
Otello Stampacchia

/s/ Kapil Dhingra	Director	November 2, 2009
Kapil Dhingra

EXHIBIT INDEX

Exhibit Number		Description of Document

3.1(	1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(	2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.

3.3(	3)	Certificate of Designations for Series A Junior Participating Preferred Stock of the Registrant.

3.4(	4)	Amended and Restated Bylaws of the Registrant.

4.1(	5)	Form of the Registrant’s Common Stock Certificate.

4.2(	3)	Rights Agreement, dated as of November 3, 2004, by and between the Registrant and American Stock Transfer & Trust, LLC, as successor to Mellon Investor Services LLC.

4.4(	6)	First Amendment to Rights Agreement, dated as of March 17, 2006, by and by and between the Registrant and American Stock Transfer & Trust, LLC, as successor to Mellon Investor Services LLC.

5.1(	7)	Opinion of Latham & Watkins LLP.

23.1		Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2		Consent of Ernst & Young GmbH WPG formerly known as Ernst & Young AG WPG and Ernst & Young Deutsche Allgemeine Treuhand AG WPG, independent registered public accounting firm.

23.3		Consent of Latham & Watkins LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page hereto.

99.1(	5)	Micromet, Inc. 2006 Equity Incentive Award Plan.

(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on December 11, 2003, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 10, 2006, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 8, 2004, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 9, 2007, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 16, 2007, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 20, 2006, and incorporated herein by reference.

(7)	Filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4/A (file no. 333-131817), filed with the Commission on March 31, 2006.